EXHIBIT 4q

INDENTURE

Dated as of October 1, 2003

between

BRISTOL-MYERS SQUIBB COMPANY, as Issuer

and

JPMORGAN CHASE BANK, as Trustee

Floating Rate

Convertible Senior Debentures due 2023

BRISTOL-MYERS SQUIBB COMPANY

CROSS REFERENCE SHEET

THIS CROSS REFERENCE SHEET SHOWS THE LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED PURSUANT TO SECTION 310-318(a), INCLUSIVE, OF THE TIA.

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	5.09
(a)(2)	5.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	5.07, 5.09
(b)	5.07, 5.09, 15.02
(c)	N.A.
§ 311(a)	5.10
(b)	5.10
(c)	N.A.
§ 312(a)	2.05
(b)	15.03
(c)	15.03
§313(a)	6.03
(b)(1)	N.A.
(b)(2)	6.03
(c)	6.03; 15.02
(d)	6.03
§ 314(a)	15.02
(b)	N.A.
(c)(1)	15.04
(c)(2)	15.04
(c)(3)	N.A.
(d)	N.A.
(e)	15.05
(f)	N.A.
§ 315(a)	5.01(b)
(b)	5.05; 15.02
(c)	5.01(a)
(d)	5.01(c)
(e)	4.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	4.05
(a)(1)(B)	4.04
(a)(2)	N.A.
(b)	4.07
(c)	8.04
§ 317(a)(1)	4.08
(a)(2)	4.09
(b)	2.04
§ 318(a)	15.01

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

EXHIBIT A    —    Form of Global Security

EXHIBIT B    —    Purchase Notice

EXHIBIT C    —    Option of Holder to Elect Purchase Upon Fundamental Change

INDENTURE, dated as of the 1st day of October, 2003, between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Issuer”), and JPMorgan Chase Bank, (the “Trustee”).

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Floating Rate Convertible Senior Debentures due 2023 (the “Securities”).

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed by the Issuer and the Trustee, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Certain Terms Defined.

(a) Definitions.

“Affiliate” of any specified Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Calculation Agent or co-Registrar.

“Applicable Stock Price” means, in respect of a Conversion Date, the average of the Closing Sale Prices per share of Common Stock over the five-Trading Day period starting the third Trading Day following such Conversion Date.

“Bankruptcy Law” means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

“Base Conversion Price” means the dollar amount derived by dividing $1,000 by the Base Conversion Rate.

“Base Conversion Rate” means 24.2248, subject to adjustment as set forth in Section 11.06.

“1993 Indenture” means the Indenture, dated as of June 1, 1993, between the Issuer and the Trustee, as amended and supplemented from time to time.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of such board.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday, a Sunday or legal holiday in the State of New York, on which banking institutions are open for business in the City of New York, provided such day is also a London Banking Day.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares or equity interests or participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Closing Sale Price” on any date means the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Issuer shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Stock” shall mean the common stock, $0.10 par value, of the Issuer, as it exists on the date of this Indenture or any other Capital Stock of the Issuer or another Person into which such Common Stock shall be reclassified, changed or exchanged.

“Consolidated Net Tangible Assets” means, with respect to the Issuer, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Issuer and its consolidated subsidiaries and determined on a consolidated basis in accordance with GAAP.

“Conversion Rate” with respect to any Conversion Date prior to September 15, 2008 means, subject to adjustment as set forth in Article 11:

(i) if the Applicable Stock Price is less than or equal to the Base Conversion Price, the Base Conversion Rate; or

(ii) if the Applicable Stock Price is greater than the Base Conversion Price, the number of shares of Common Stock determined in accordance with the following formula:

Base Conversion Rate +	[	(Applicable Stock Price – Base Conversion Price)	x Incremental Share Factor	]
Applicable Stock Price

Notwithstanding the foregoing, in no event will the Conversion Rate exceed the Maximum Conversion Rate. With respect to any Conversion Date on or after September 15, 2008, the Conversion Rate shall be fixed at the Conversion Rate determined as set forth above assuming a Conversion Date that is eight Trading Days prior to September 15, 2008 (the “Fixed Conversion Rate”), subject to adjustment as set forth in Article 11.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Debt” means (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms and (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases.

“Depositary” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Issuer, which must be a clearing agency registered under the Exchange Act.

“Depositary Custodian” means any Person appointed by the Trustee to act as custodian of Global Securities for the Depositary.

“Dividend Threshold Amount” means $0.28, subject to adjustment as set forth in Section 11.06.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Fixed Conversion Rate” has the meaning set forth in the definition of Conversion Rate.

“Funded Debt” means Debt of the Issuer or any of its Subsidiaries owning Restricted Property maturing by its terms more than one year after its creation and Debt classified as long-term debt under GAAP and, in the case of Funded Debt of the Issuer, ranking at least pari passu with the Securities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect at the date of computation, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Security” or “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A.

“Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Incremental Share Factor” means 15, subject to adjustment as set forth in Article 11.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” means Goldman, Sachs & Co., J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

“Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year commencing December 15, 2003, in each case subject to Section 15.13.

“Interest Period” means the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or October 1, 2003 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date, or any earlier Fundamental Change Purchase Date, Redemption Date or Purchase Date.

“Interest Reset Date” means March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2003; provided that, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issuer” means the party named as the “Issuer” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any Officer and delivered to the Trustee.

“Lien” means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Liquidated Damages” has the meaning set forth in Section 7(a) of the Registration Rights Agreement.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Maximum Conversion Rate” means 38.7597, subject to adjustment as set forth in Article 11.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“NASDAQ” means the NASDAQ National Market, Inc.

“Officer”, with respect to the Company, means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a written certificate containing the information specified in Section 15.04 and Section 15.05, signed in the name of the Issuer by any two Officers and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that contains the information specified in Section 15.04. The counsel may be an employee of, or counsel to, the Issuer.

“person” or “Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Amount” of a Security means the stated Principal Amount as set forth on the face of such Security.

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, 100% of the Principal Amount of such Security as of the Redemption Date, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of October 1, 2003 among the Issuer and the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Institutional Trust Services – Conventional Debt Unit (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of the Indenture and for the purposes of Sections 5.01(c)(ii) and 5.05, also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

“Restricted Property” means (i) any manufacturing facility (or portion thereof) owned or leased by the Issuer or any Subsidiary of the Issuer and located within the continental United States of America which, in the opinion of the Board of Directors, is of material importance to the business of the Issuer and its Subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, and (ii) any shares of Capital Stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Issuer or any of its Subsidiaries leases any Restricted Property that has been or is to be sold or transferred by the Issuer or its Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between the Issuer and any of its Subsidiaries or between Subsidiaries of the Issuer, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Securities” or “Security” means any of the Issuer’s Floating Rate Convertible Senior Debentures due 2023, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” means the register maintained by the Registrar that evidences ownership of the Securities.

“Special Record Date” means, for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 2.14.

“Stated Maturity Date” means September 15, 2023.

“Subsidiary” means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly through one or more intermediaries, owned by such Person.

“3-month LIBOR” means, as determined by the Calculation Agent, with respect to any Interest Period that begins on a particular Interest Reset Date:

(a) the rate for three-month deposits in United States dollars commencing on such Interest Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London Banking Day preceding such Interest Reset Date, or

(b) if no rate appears, as of 11:00 A.M., London time, on the second London Banking Day preceding such Interest Reset Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the second London Banking Day preceding such Interest Reset Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on such Interest Reset Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect for the preceding Interest Period (or 1.14% per annum in the case of the first Interest Period).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, by NASDAQ or, if the Common Stock is not quoted by NASDAQ, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the then-current Value Interest.

“Value Interest” means, with respect to a Sale and Leaseback Transaction, the interest rate on all the securities outstanding under the 1993 Indenture on the effective date of such Sale and Leaseback Transaction that (i) have the benefit of the covenant limiting Sale and Leaseback Transactions thereunder and (ii) are outstanding on the effective date of the Sale and Leaseback Transaction; and, if there are no such series, the interest payable on the Securities on the effective date of the Sale and Leaseback Transaction.

(b) Other Definitions.

Term	Defined in Section
“Accepted Purchased Shares”	11.06(h)(i)
“Act”	1.03(a)
“Adjustment Factor”	11.06(i)(i)
“Agent Members”	2.12(f)
“Calculation Agent”	2.03(b)
“Conversion Agent”	2.03(a)
“Conversion Date”	11.02
“Conversion Notice”	11.02
“Current Market Price”	11.06(j)(i)
“Defaulted Interest”	2.14
“Distributed Property”	11.06(d)
“dividend threshold amount”	11.06(e)
“Event of Default”	4.01
“Ex-Dividend Date”	11.06(e)(i)
“Expiration Time”	11.06(g)
“Fair Market Value”	11.06(j)(ii)
“Fundamental Change”	13.01(a)
“Fundamental Change Purchase Date”	13.01(a)
“Fundamental Change Purchase Notice”	13.01(c)
“Fundamental Change Purchase Price”	13.01(a)
“Legend”	2.06(f)
“non-electing share”	11.09
“Offer Expiration Time”	11.06(h)
“Paying Agent”	2.03(a)
“Purchase Date”	12.01(a)
“Purchased Shares”	11.06(g)(i)
“Purchase Notice”	12.01(d)
“Purchase Price”	12.01(c)
“QIB”	2.01
“Qualifying Quarterly Cash Dividend”	11.06(i)(ii)
“Record Date”	11.06(j)(iii)
“Registrar”	2.03(a)
“Rights”	11.11
“Rights Agreement”	11.11
“Trigger Event”	11.06(d)

Section 1.02. Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care (but without having made an investigation specifically for the purpose of rendering such opinion) should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.03. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuer may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No action approved by such vote or consent shall be taken more than six months after such record date.

Section 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.05. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, or any Depositary Custodian, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee or Depositary Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Trustee or Depositary Custodian.

Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(b) hereof.

Section 2.02. Execution and Authentication.

(a) One or more Officers shall sign (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) the Securities for the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall authenticate Securities for original issue in an aggregate Principal Amount not to exceed such written order as shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and specifying such other information as the Trustee may reasonably request. The aggregate Principal Amount of Securities outstanding at any time may not exceed $1,200,000,000.

(e) Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

(f) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

(g) The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent, Conversion Agent, Calculation Agent.

(a) The Issuer shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (i) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (ii) Securities may be presented or surrendered for payment (the “Paying Agent”), (iii) Securities may be presented for conversion (the “Conversion Agent”) and (iv) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Except as provided herein, the Issuer may act as Paying Agent, Registrar or co-Registrar.

(b) The Issuer shall appoint an agent to perform the calculations required pursuant to this Indenture (the “Calculation Agent”).

(c) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 5.06.

(d) The Issuer initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Calculation Agent until such time as the Trustee has resigned or a successor has been appointed.

Section 2.04. Paying Agent to Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent (if other than the Issuer), the Paying Agent shall have no further liability for such assets. If the Issuer or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee before each Regular Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06. Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Issuer designated as Registrar or co-registrar pursuant to Section 2.03, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends on the form of Security attached hereto as Exhibit A setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Issuer and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Issuer to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Issuer, the Legend shall be reinstated. Any shares of Common Stock issued upon conversion of Securities that bear the Legend shall bear a restricted legend substantially identical to the Legend (except that such Legend shall not refer to any shares of Common Stock issuable upon conversion of Securities).

(g) Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Issuer or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10 of this Indenture.

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members (as defined below) or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Issuer pursuant to Articles 12 or 13 hereof, the Issuer in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities; Determinations of Holders’ Actions. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those delivered to it pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a

Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 4 and 5).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on the Stated Maturity Date, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest (including Liquidated Damages, if any) on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Liquidated Damages, if any) shall cease to accrue on such Security.

Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Issuer will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuer designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Issuer pursuant to Article 12 or Article 13, conversion pursuant to Article 11, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary practice.

Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.12. Global Securities.

(a) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.12. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture unless and until such Security has been registered in the name of such Person.

(b) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Issuer within 90 days, (ii) the Issuer decides to discontinue the use of the system of book-entry transfer through the Depositary

(or any successor Depositary) or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(c) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable Legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(d) Subject to the provisions of Section 2.12(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(e) In the event of the occurrence of any of the events specified in Section 2.12(b) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(f) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.13. Legends.

(a) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of a certification or an Opinion of Counsel as set forth in the Legend, if so requested by the Issuer or the Registrar.

(b) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and the Registrar and in form acceptable to the Issuer, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(c) As used in the preceding two paragraphs of this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

Section 2.14. Payment of Interest; Interest Rights Preserved. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 9.02. However, the Issuer may make such interest payments by check payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Principal Amount of Securities that have requested such method of payment and provided wire transfer instructions to the Issuer or the Paying Agent.

Any interest on any Security of which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

On conversion of a Holder’s Securities, such Holder shall not receive any cash payment of interest. Except as set forth in the next succeeding paragraph, the Issuer’s delivery to a Holder of the full number of shares of Common Stock into which a Security is convertible, together with any cash payment for such Holder’s fractional shares, or cash or a combination of cash and Common Stock in lieu thereof, shall be deemed to satisfy the Issuer’s obligation to pay the Principal Amount of the Security and to satisfy the Issuer’s obligation to pay accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

Notwithstanding the above, if any Securities are converted during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, such Securities shall be accompanied by payment to the Issuer or its order, in New York Clearing House funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Issuer has specified a Redemption Date under Article 10 that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) if the Issuer has specified a Fundamental Change Purchase Date during such period or (3) to the extent of overdue interest or overdue Liquidated Damages, if any overdue interest or overdue Liquidated Damages exists on the Conversion Date with respect to the Securities converted.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 2.15. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP”, “ISIN” or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or other such numbers.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Discharge of Liability on Securities. When (i) the Issuer delivers to the Trustee or any Paying Agent all outstanding Securities (other than Securities replaced pursuant to Section 2.07 of this Indenture) for cancellation or (ii) all outstanding Securities have become due and payable, whether on the Stated Maturity Date, any

Redemption Date, any Purchase Date, any Fundamental Change Purchase Date, or upon conversion or otherwise, and the Issuer deposits with the Trustee, any Paying Agent or the Conversion Agent, if applicable, cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 5.06, cease to be of further effect, except for the indemnification of the Trustee, which shall survive such satisfaction and discharge. The Trustee shall join in the execution of a document prepared by the Issuer acknowledging satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and Opinion of Counsel and at the reasonable cost and expense of the Issuer.

Section 3.02. Repayment of Moneys Held by Trustee. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years after the date upon which the principal of or interest on such Security shall have become due and payable, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the principal or redemption or Purchase Price of or interest on such Security, provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer exceeds the aggregate principal and interest or redemption or Purchase Price due on the Securities or portions thereof which the Issuer is obligated to pay as of the relevant date, then promptly after the Business Day following such date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE 4

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following shall be an “Event of Default” for purposes of this Indenture:

(a) the failure to pay interest, including Liquidated Damages, if any, on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

(b) the failure to pay principal, redemption price or purchase price of any Security when such amount becomes due and payable, under the terms of this Indenture;

(c) a default in the observance or performance of any other covenant or agreement contained in the Securities or this Indenture, which default continues for a period of 90 consecutive days after the Issuer receives written notice thereof specifying the default from the Trustee or Holders of at least 25% in aggregate Principal Amount of outstanding Securities;

(d) the entry of an order for relief against the Issuer under any Bankruptcy Law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e) the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

Section 4.02. Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 4.01(d) or 4.01(e)) occurs and is continuing, the Trustee may, or the Trustee upon the request of Holders of 25% in Principal Amount of the outstanding Securities shall, or the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities may declare the principal of all the Securities, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in Section 4.01(d) or 4.01(e) occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such declaration with respect to the Securities, the Holders of a majority in Principal Amount of Securities then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration has been paid, (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 4.01(d) or 4.01(e) the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. The Holders of a majority in Principal Amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities. No such waiver shall extend to any subsequent Default or Event of Default or impair any right consequent thereto.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Default. Subject to Sections 4.07 and 8.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate Principal Amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Section 4.01(a) and (b) or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 8.02. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 4.04 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 4.05. Control by Majority. Subject to Section 2.08, the Holders of a majority in Principal Amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 5.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense (including attorneys’ fees and expenses) caused by taking such action or following such direction. This Section 4.05 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 4.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in Principal Amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 4.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 4.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 4.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee under Section 5.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

Section 4.10. Priorities. Any money collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

First: to the Trustee (including any predecessor Trustee) for amounts due under Section 5.06 hereof, including, to the extent the Trustee is entitled to such payments under Section 5.06 hereof, payments of all compensation, expense and liabilities incurred, and all advances made, by the Trustee (including any predecessor Trustee) and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to the Holders pursuant to this Section 4.10.

Section 4.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate Principal Amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

ARTICLE 5

THE TRUSTEE

Section 5.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 5.01;

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 4.02, 4.04 and 4.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 5.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 5.02. Rights of Trustee.

Subject to Section 5.01:

(a) The Trustee may conclusively rely on any document reasonably believed in good faith by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 15.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

Section 5.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 5.09 and 5.10.

Section 5.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

Section 5.05. Notice of Defaults. If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 7.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 5.05 shall be in lieu of the proviso to § 315(b) of the TIA and such proviso to § 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 5.06. Compensation and Indemnity. The Issuer shall pay to the Trustee and the Agents from time to time, and the Trustee and the Agents shall be entitled to, such compensation as the Issuer and the Trustee and the Agents shall from time to time agree in writing for their respective services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection and reasonable fees, disbursements and expenses of its agents and outside counsel incurred or made by any of them in addition to the compensation for their respective services except any such disbursements, expenses and advances as may be attributable to negligence or willful misconduct of the party to be reimbursed.

The Issuer shall indemnify the Trustee and the Agents for, and hold them harmless against any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses), including taxes (other than franchise taxes imposed on the indemnified party and taxes based upon, measured by or determined by the income of the indemnified party), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture (including this Section 5.06) and defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to negligence or willful misconduct of the indemnified party. The indemnified party shall notify the Issuer promptly of any claim asserted against the indemnified party for which it may seek indemnity. However, the failure by the indemnified party to so notify the Issuer shall not relieve the Issuer of its obligations hereunder to the extent that the Issuer has been prejudiced thereby. The Issuer shall defend the claim and the indemnified party shall cooperate in the defense at the expense of the Issuer; provided that the Issuer shall not be liable in any action or for which it has assumed the defense for the expenses of separate counsel to the indemnified party unless (1) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to the indemnified party that are different from or in addition to those available to the Issuer or (2) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the Issuer; provided further, however, that in any such event the reimbursement obligation of the Issuer with respect to separate counsel of the indemnified party will be limited to the reasonable fees and expenses of such counsel.

The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or an Agent as a result of its own negligence or willful misconduct.

The obligations of the Company under this Section 5.06 shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

To secure the payment obligations of the Issuer in this Section 5.06, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01(d) or Section 4.01(e) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

Section 5.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in Principal Amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer’s consent. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 5.09;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Principal Amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 5.06, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 5.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in Principal Amount of the outstanding Securities may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 5.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 5.07, the Issuer’s obligations under Section 5.06 shall continue for the benefit of the retiring Trustee.

Section 5.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 5.

Section 5.09. Eligibility; Disqualification. This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA §§ 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA § 310(b), the Trustee and the Issuer shall comply with the provisions of TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.09, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 5. The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Securities.

Section 5.10. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 6

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 6.01. Issuer to Furnish Trustee Information as to Names and Addresses of Holders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a) Semi-annually, not later than June 1 and December 1 in each year, commencing June 1, 2004, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

Section 6.02. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities (1) contained in the most recent list furnished to it as provided in Section 6.01 and (2) received by it in the capacity of Paying Agent or Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

Section 6.03. Reports by Trustee. Within 60 days after each June 15 beginning with June 15, 2004, the Trustee shall mail to each Holder a brief report dated as of such June 30 that complies with TIA § 313(a), if required by such TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each securities exchange, if any, on which the Securities are listed. The Issuer agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 6.04. Reports by Issuer. If at any time while any of the Securities are “restricted securities” within the meaning of Rule 144, the Issuer is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall prepare and shall furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

Should the Issuer deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to TIA § 314(a), delivery of such information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable form information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 7.01. Consolidations and Mergers of Issuer Permitted Subject to Certain Conditions. The Issuer shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, unless:

(a) the Issuer is the surviving corporation or the successor is a U.S. domestic corporation and assumes by operation of law or expressly, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment (pursuant to this Indenture) of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Security and any interest (including Liquidated Damages, if any) on all the Securities and the performance of every covenant to be performed by the Issuer hereunder;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been met.

Section 7.02. Rights and Duties of Successor Entity. Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Issuer as an entirety or substantially as an entirety in accordance with Section 7.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer herein, and thereafter, except in the case of a lease, the Issuer shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders. The Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

(b) to effect the assumption by a successor Person of all obligations of the Issuer under the Securities and this Indenture in connection with any transaction complying with Article 7 of this Indenture;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(e) to make any change that would provide any additional benefit or rights to the Holders;

(f) to make any other change that does not adversely affect the rights of any Holder under this Indenture; or

(g) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

provided, however, that if required by the Trustee, the Issuer has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 8.01.

Section 8.02. With Consent of Holders. Subject to Section 4.07, the Issuer, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Issuer with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in Principal Amount of the outstanding Securities. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 4.04, may:

(a) reduce the Principal Amount of or change the Stated Maturity Date of any Security or alter the provisions with respect to the repurchase or redemption of the Securities;

(b) reduce the rate of or change the time for payment of or manner of calculating interest on any Security, including Liquidated Damages;

(c) make any Security payable in money other than that stated in the Securities or as otherwise permitted in this Indenture;

(d) make any change in the provisions of this Indenture relating to the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest, including Liquidated Damages, on the Securities or to bring suit to enforce such payment;

(e) adversely affect the rights of Holders of the Securities under the conversion provisions of this Indenture;

(f) reduce the percentage of the Principal Amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

(g) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in Section 4.02 and a waiver of the payment default that resulted from such acceleration); or

(h) amend, modify or change its obligation to make or consummate a purchase offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 8.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04. Record Date for Consents and Effect of Consents. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 8.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 8.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive the Officers’ Certificate and Opinion of Counsel required by Section 15.04 hereof and an indemnity reasonably satisfactory to it.

ARTICLE 9

COVENANTS OF THE ISSUER

Section 9.01. Payment of Principal, Premium and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York city time by the Issuer at the latest on the day such payment is due. Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Liquidated Damages, if any), shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 9.02. Maintenance of Office or Agency. The Issuer shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange, where the Securities may be surrendered for purchase, redemption or conversion and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The office of the Paying Agent, at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: L. O’Brien, shall initially be such office or agency for all of the aforesaid purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 9.03. Money for Securities Payments to be Held in Trust. If the Issuer shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Liquidated Damages, if any) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such sums so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Issuer will promptly notify the Trustee or any failure by the Issuer to take such action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Securities, it will on or prior to each due date of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Liquidated Damages, if any) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amounts and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure to act.

The Issuer will cause each Paying Agent, other than the Trustee or an Affiliate of the Issuer, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Liquidated Damages, if any) on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto;

(ii) give the Trustee notice of any failure by the Issuer (or any other obligor upon the Securities) to make any payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Liquidated Damages, if any) on the Securities when the same shall be due and payable; and

(iii) at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Anything in this Section 9.03 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining satisfaction and discharge of this Indenture, or for any other reason, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 9.04. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the close of each fiscal year an Officers’ Certificate stating that a review of the activities of the Issuer has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Issuer that occurred during such fiscal year and if they do know of such a Default or Event of Default, its status and the action the Issuer is taking or propose to take with respect thereto. The first certificate to be delivered by the Issuer pursuant to this Section 9.04 shall be for the fiscal year ending December 31, 2003.

Section 9.05. Further Instruments and Acts. The Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may request to carry out more effectively the purpose of this Indenture.

Section 9.06. Statement by Officers as to Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

Section 9.07. Legal Existence. Subject to Article 7, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 9.08. Limitation on Liens. The Issuer shall not create, assume or suffer to exist any Lien upon any Restricted Property to secure any Debt of the Issuer, any Subsidiary of the Issuer or any other person, or permit any of its Subsidiaries so to do, without making effective provision whereby the Securities then outstanding and having the benefit of this Section shall be secured by such Lien equally and ratably with (or prior to) such Debt for so long as such Debt shall be so secured, except that the foregoing shall not prevent the Issuer or any of its Subsidiaries from creating, assuming or suffering to exist any of the following Liens:

(a) any Lien existing on the date of issuance of the Securities;

(b) any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary;

(c) any Lien existing on property at the time of the acquisition thereof by the Issuer or any of its Subsidiaries;

(d) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the acquisition of any Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

(e) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of any Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

(f) any Lien securing Debt of a Subsidiary of the Issuer owing to the Issuer or to another of its Subsidiaries;

(g) any Lien securing any industrial development, pollution control, or similar revenue bond;

(h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above, so long as the principal amount of the Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and any improvements on such property); and

(i) any Lien not permitted by clauses (a) through (h) above securing Debt which, together with the aggregate outstanding principal amount of all other Debt of the Issuer and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 9.09 hereof but for this clause (i), does not at any time exceed 10% of Consolidated Net Tangible Assets.

Section 9.09. Limitation on Sale and Leaseback Transactions. The Issuer shall not enter into any Sale and Leaseback Transactions, nor permit any of its Subsidiaries owning Restricted Property so to do, unless either:

(a) The Issuer or such Subsidiary would be entitled to incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased without equally and ratably securing the Securities then outstanding without violating Section 9.08, or

(b) The Issuer, during the six months immediately following the effective date of such Sale and Leaseback Transaction, causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Securities of Funded Debt (whether by redemption, defeasance, repurchase or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction (crediting to the amount applied pursuant to this clause (B) the principal amount of any Securities or Funded Debt delivered to the Trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.

Section 9.10. Waiver of Certain Covenants. The Issuer may omit in respect of the Securities, in any particular instance, to comply with any covenant or condition set forth in Section 9.08 and Section 9.09, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities shall, by Act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 10

REDEMPTION OF SECURITIES

Section 10.01. Right to Redeem; Notices to Trustee. Prior to September 21, 2008, the Securities shall not be redeemable at the option of the Issuer. Beginning on September 21, 2008 and until the Stated Maturity Date, the Securities are redeemable for cash as a whole, or from time to time in part, at the option of the Issuer at the Redemption Price; provided that, if the Redemption Date is any day during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on such Interest Payment Date, accrued and unpaid interest

(including Liquidated Damages, if any) shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Security for redemption. If the Issuer elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

The Issuer shall give the notice to the Trustee provided for in this Section 10.01 by an Issuer Order not less than 45 nor more than 60 days before the Redemption Date.

Section 10.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations equal to or larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

Section 10.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall at a minimum state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Conversion Rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Securities called for redemption may be converted at any time before the close of business on the third Business Day immediately preceding the Redemption Date;

(f) that Holders who want to convert Securities must satisfy the requirements set forth in the applicable provisions of the Securities;

(g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

(i) that, unless the Issuer defaults in making payment of such Redemption Price, interest (including Liquidated Damages, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date; and

(j) the CUSIP, ISIN or other number of the Securities.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.

If the Issuer redeems fewer than all of the outstanding Securities, the Trustee may select the Securities by lot, pro rata, or by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and such Holder converts a portion of such Securities, the converted portion will be deemed, to the extent practicable, to be the portion selected for redemption.

Section 10.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 10.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the Redemption Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

Section 10.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

Section 10.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Issuer may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Issuer for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 10, the obligation of the Issuer to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 10.07 shall relieve the Issuer of its obligation to pay the Redemption Price of the Securities called for redemption. If such an agreement is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Issuer upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Issuer for the redemption of the Securities. Without the Paying Agent’s prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Issuer agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

ARTICLE 11

CONVERSION

Section 11.01. Conversion Rights. At any time prior to the Stated Maturity Date, the Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article 11 into a number of shares of Common Stock per $1,000 Principal Amount of Securities equal to the Conversion Rate.

A Holder of a Security otherwise entitled to a fractional share upon the conversion thereof shall receive cash in an amount equal to the value of such fractional share based on the Applicable Stock Price with respect to such conversion.

A Security that has been called for redemption on a specified Redemption Date shall cease to be convertible unless the Conversion Date is on or prior to the third Business Day preceding such Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture.

Section 11.02. Conversion Procedures. To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice or a facsimile of the conversion notice on the back of the Security (the “Conversion Notice”) and deliver such notice to the Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Issuer shall deliver to the Holder through the Conversion Agent, no later than the third Business Day following the date on which the Applicable Stock Price is determined by the Issuer, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares pursuant to Section 11.03. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the date on which the Applicable Stock Price is determined by the Issuer with respect to the applicable Conversion Date or, if later, the relevant Conversion Date; provided, however, that, if any such date is a date when the stock transfer books of the Issuer are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Issuer are open.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest, including Liquidated Damages, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the

Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, including Liquidated Damages, if any, accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Principal Amount of the Security being converted pursuant to the provisions hereof.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

Upon surrender of a Security that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the Principal Amount of the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a legal holiday in the place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a legal holiday.

Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Issuer), or the Depositary Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Issuer), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

Section 11.03. Fractional Shares. The Issuer shall not deliver a fractional share of Common Stock upon conversion of a Security. Instead, the Issuer will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Applicable Stock Price in effect with respect to the applicable Conversion Date of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

Section 11.04. Taxes on Conversion. If a Holder converts a Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be delivered in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being delivered in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 11.05. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

(a) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock deliverable upon conversion of the Securities, the Issuer will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally deliver shares of such Common Stock at such adjusted Conversion Rate.

(b) (i) The Issuer covenants that all shares of Common Stock which may be delivered upon conversion of Securities shall have been duly authorized and upon issue and delivery in accordance with the terms of this Indenture shall be validly issued, fully paid and non-assessable by the Issuer and free from all taxes, Liens, preemptive or similar rights and charges with respect to the issue thereof.

(ii) The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, it will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c) The Issuer further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Issuer will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security; provided, however, that, if the rules of such exchange or automated quotation system permit the Issuer to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Issuer covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 11.06. Adjustment of Conversion Rate. The Base Conversion Rate shall be adjusted from time to time by the Issuer as follows:

(a) In case the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect at the opening of business on the date following the Record Date with respect to such dividend or distribution by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of shares of Common Stock constituting such dividend or distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date,

such increase to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 11.06(a) is declared but not so paid or made, the Base Conversion Rate shall again be adjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Issuer shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date with respect to such issuance of rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices for the 10 Trading Days preceding the declaration date for such distribution, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect at the opening of business on the day following the Record Date with respect to such issuance of rights or warrants by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices for the 10 Trading Days preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following such Record Date. To the extent that not all shares of Common Stock to be delivered after the expiration of such rights or warrants are actually delivered, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the issuance of warrants or rights covering only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Base Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Base Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Issuer shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of its Capital Stock or evidences of its indebtedness or assets (including securities, but excluding any securities or assets distributed in a transaction covered by Sections 11.06(a), 11.06(b), 11.06(e) or 11.06(f)) (any of the foregoing hereinafter in this Section 11.06(d) called the “Distributed Property”), then, in each such case, the Base Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Base Conversion Rate in effect at the close of business on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the relevant Current Market Price; and

(ii) the denominator of which shall be such Current Market Price less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date.

If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 11.06(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

Rights or warrants distributed by the Issuer to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.06 (and no adjustment to the Base Conversion Rate under this Section 11.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under this Section 11.06(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under this Section 11.06(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Base Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of this Section 11.06(d) and Section 11.06(a) and (b), any dividend or distribution to which this Section 11.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock covered by Section 11.06(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Base Conversion Rate adjustment required by this Section 11.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Base Conversion Rate adjustment required by Section 11.06(a) and 11.06(b) with respect to such dividend or distribution shall then be made).

(e) If the Issuer pays a dividend or makes a distribution to all or substantially all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Issuer, the Base Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Base Conversion Rate in effect at the close of business on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices for the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the number of securities distributed in respect of each share of Common Stock multiplied by the average of the closing sale prices of those securities distributed for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

(ii) the denominator of which shall be the average of the Closing Sale Prices for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date,

such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date.

(f) In case the Issuer shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash, excluding any regular quarterly cash dividend or distribution to the extent that such regular quarterly cash dividend or distribution does not exceed the Dividend Threshold

Amount, then, in each such case, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect at the close of business on the Record Date with respect to such dividend or distribution by a fraction,

(i) the numerator of which shall be the relevant Current Market Price; and

(ii) the denominator of which shall be such Current Market Price less the per share amount of cash so distributed (or, in the case of a regular quarterly cash dividend, such Current Market Price less the amount by which the per share amount of the dividend exceeds the Dividend Threshold Amount), such adjustment to be effective immediately prior to the opening of business on the day following such Record Date.

If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 11.06(f) and Section 11.06(a) and (b), any dividend or distribution of cash to which this Section 11.06(f) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock covered by Section 11.06(b) (or both), shall be deemed instead to be (1) a dividend or distribution of cash (and any Base Conversion Rate adjustment required by this Section 11.06(f) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Base Conversion Rate adjustment required by Section 11.06(a) and 11.06(b) with respect to such dividend or distribution shall then be made).

(g) In case a tender or exchange offer made by the Issuer or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may have been amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Base Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or converted and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(h) In case a tender or exchange offer made by a Person other than the Issuer or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may have been amended) exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Base Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Base Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the

“Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Issuer to engage in a consolidation, merger, sale or conveyance of all or substantially all of its assets.

(i) If any adjustment or readjustment is made to the Base Conversion Rate as contemplated by this Section 11.06. each of the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate shall simultaneously be changed so that it shall equal the Incremental Share Factor, the Maximum Conversion Factor or the Fixed Conversion Rate, as the case may be, as in effect immediately prior to such change multiplied by the Adjustment Factor. In addition, if any adjustment or readjustment to the Base Conversion Rate as contemplated by this Section 11.06 is made to the Base Conversion Rate as contemplated by this Section 11.06 and that adjustment or readjustment does not result from a Qualifying Quarterly Cash Dividend, the Dividend Threshold Amount shall simultaneously be changed so that it shall equal the Dividend Threshold Amount as in effect immediately prior to such change divided by the Adjustment Factor. For purposes of this paragraph:

(i) “Adjustment Factor” means the Base Conversion Rate as in effect as a result of the applicable adjustment or readjustment divided by the Base Conversion Rate as in effect immediately prior to such adjustment or readjustment, and

(ii) “Qualifying Quarterly Cash Dividend” means any regular quarterly cash dividend unless that dividend, when aggregated with other regular quarterly cash dividends paid within the prior 12 months that have not already been applied to adjust the Dividend Threshold Amount, exceeds 7.5% of the average of the daily Closing Sale Prices for the ten consecutive

Trading Days ending on and including the Trading Day immediately preceding the date of declaration of the dividend in question.

(j) For purposes of this Section 11.06, the following terms shall have the meaning indicated:

(i) “Current Market Price” shall mean the average of the daily Closing Sale Prices for the ten consecutive Trading Days selected by the Issuer commencing no more than 30 Trading Days before and ending not later than the “ex” date with respect to the distribution requiring such computation. For purpose of this paragraph, the term “ex” date means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such distribution; if another issuance, distribution, subdivision or combination to which this Section 11.06 applies occurs during the period applicable for calculating the Current Market Price pursuant to the definition in the preceding paragraph, then the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

(ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(iii) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(k) The Issuer may make such increases in the Base Conversion Rate in addition to those required by Section 11.06(a), (b), (c), (d), (e), (g), (e) or (h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Issuer from time to time may increase the Base Conversion Rate by any amount for any period of time if the period is at least twenty Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Base Conversion Rate is increased pursuant to the preceding sentence, the Issuer shall mail to Holders and file with the Trustee a notice in accordance with Section 15.02 hereof of the increase at least fifteen days prior to the date the increased Base Conversion Rate takes effect, and such notice shall state the increased Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) and the period during which they will be in effect.

(l) All calculations under this Article 11 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. Except as set forth in this Article 11, no adjustment need be made for any issuance of Common Stock or convertible securities or rights to purchase Common Stock or convertible securities. To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Issuer), subject to Section 11.09, no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible.

(m) Whenever the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee or Conversion Agent shall have received such Officers’ Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate (and, as applicable, the last Incremental Share Factor, Maximum Conversion Rate, Dividend Threshold Amount and any Fixed Conversion Rate) and may assume that the last Base Conversion Rate (and, as applicable, the last Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) setting forth the adjusted Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) to the Holder of each Security at his last address appearing on the Security Register within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n) For purposes of this Section 11.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 11.06, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 11.07. Other Adjustments.

(a) The Issuer shall be entitled to make such increases in the Base Conversion Rate (and, as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate), in addition to those required by Section 11.06, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Issuer to its stockholders shall not be taxable.

(b) To the extent permitted by applicable law, the Issuer from time to time may increase the interest rate on the Securities by any amount for any period of time so long as (i) such increase is effective as of the beginning of an Interest Period, (ii) such increase ceases to be effective as of the end of an Interest Period, (iii) such increase is irrevocable during such period and (iv) the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the interest rate is increased pursuant to the preceding sentence, the Issuer shall provide notice to Holders of the Securities of such increase at least twenty days prior to the Interest Payment Date on which such increase takes effect, and such notice shall state (x) the increased interest rate and (y) the period during which it will be in effect.

Section 11.08. Notice of Certain Transactions. In the event that:

(i) the Issuer takes any action which would require an adjustment in the Conversion Rate;

(ii) the Issuer takes any action that requires a supplemental indenture pursuant to Section 11.09; or

(iii) there is a dissolution or liquidation of the Issuer;

the Issuer shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be; provided, however, that no such notice shall be required pursuant to clause (i) above unless the adjustment in the Conversion Rate would require an increase or decrease of at least one percent (1%) in such rate when aggregated with any other adjustments for which notice has not previously been provided. The Issuer shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 11.08.

Section 11.09. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.06(c) applies), (ii) any consolidation, merger or combination of the Issuer with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Issuer to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Issuer (or the successor or purchasing Person, as the case may be) shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 11.09 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register, within twenty days after execution thereof and shall issue a press release containing such information and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 11.09 applies to any event or occurrence, Section 11.06 shall not apply.

Section 11.10. Trustee’s Disclaimer. Neither the Trustee nor the Conversion Agent shall have any duty to any Holder to either calculate the Conversion Rate or to determine when an adjustment under this Article 11 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 11.06(m). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Issuer’s failure to comply with any provisions of this Article 11.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 11.06(m).

Section 11.11. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Issuer, as the same may be amended from time to time (in each case, a “Rights Agreement”). If such Rights Agreement requires that each share of Common Stock issued at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Base Conversion Rate (and as applicable, the Incremental Share Factor, the Maximum Conversion Rate and any Fixed Conversion Rate) as a result of the issuance of Rights, but an adjustment to the Base Conversion Rate (and as applicable, the Incremental Share Factor, the Maximum Conversion Rate, the Dividend Threshold Amount and any Fixed Conversion Rate) shall be made pursuant to Section 11.06(d) upon the separation of the Rights from the Common Stock.

ARTICLE 12

PURCHASE AT OPTION OF HOLDERS

Section 12.01. Right to Require Purchase.

(a) Each Holder has the right to require the Issuer to purchase all or a portion of the Securities held by such Holder on July 15, 2008, 2013 and 2018 or if any such day is not a Business Day, on the immediately succeeding Business Day (each, a “Purchase Date”).

(b) The Issuer shall give notice of each Purchase Date and of the procedures set forth in Section 12.01(c) that each Holder must follow to exercise its purchase right to each Holder at its address set forth in the Security Register and to the Depositary, not later than 21 Business Days prior to each Purchase Date.

(c) Purchase Procedures. If the Holders have the right to require the purchase of Securities pursuant to this Section 12.01, the Issuer shall purchase such Securities for cash at a Purchase Price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Purchase Date (the “Purchase Price”) (provided that, if the Purchase Date is any day during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on such Interest Payment Date, any accrued and unpaid interest or Liquidated Damages shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Security for purchase), at the option of the Holder thereof, upon:

(d) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 21 Business Days prior to a Purchase Date until the close of business on the Business Day preceding such Purchase Date stating:

(i) if a certificated Security has been issued, the certificate number of the Security which the Holder will deliver to be purchased or if not, such information as may be required under applicable procedures of the Depositary,

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and

(iii) that such Security shall be purchased as of the applicable Purchase Date pursuant to this Article 12; and

(e) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article 12 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Issuer shall purchase from the Holder thereof, pursuant to this Article 12, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Issuer contemplated pursuant to the provisions of this Article 12 shall be consummated by the payment of the Purchase Price to be received by the Holder in cash on the Purchase Date or, if later, promptly following the time of delivery of the Security as set forth in Section 12.03.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 12.01 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

The Issuer may, at its option, specify additional dates on which Holders will have the right to require it to purchase Securities upon written notice to the Paying Agent, the Trustee and the Holders. Such notice shall specify the additional dates upon which the Issuer shall be required to purchase the Securities at the option of the Holders and shall be delivered to the Paying Agent, the Trustee and the Holders no less than 25 Business Days prior to the earliest purchase date specified in such notice.

Section 12.02. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 12.01(d), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the Purchase Date with respect to such Security (provided the conditions in Section 12.01(c) have been satisfied) or, if later, promptly following the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 12.01(c). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day preceding the applicable Purchase Date specifying:

(i) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

(ii) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the Principal Amount, if any, of such Security that remain subject to the original Purchase Notice and have been or will be delivered for purchase by the Issuer.

There shall be no purchase of any Securities pursuant to this Article 12 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 12.03. Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all of the Securities or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 12.03 is made by the Issuer shall be at the option of the Issuer, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of deposit.

If a Paying Agent holds, in accordance with the terms hereof, cash sufficient to pay the Purchase Price of any Security for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Purchase Date then, immediately following such Purchase Date, such Security will cease to be outstanding, interest (including Liquidated Damages, if any) will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

Section 12.04. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuer shall execute and the Trustee, or any Authenticating Agent, shall authenticate and deliver to the Holder of such Security, without service charge except for any taxes to be paid by the Holder in the event a Security is registered under a new name, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

Section 12.05. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Purchase Price, provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 12.03 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Issuer is obligated to purchase as of the Purchase Date, then promptly after the Purchase Date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE 13

PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Section 13.01. Right to Require Purchase.

(a) If at any time prior to Stated Maturity Date that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Issuer in integral multiples of $1,000 Principal Amount at the option of the Holders thereof as of the date specified by the Issuer that is not less than 20 Business Days nor more than 35 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 13.01. The purchase price of such Securities (the “Fundamental Change Purchase Price”) shall be equal to

100% of the Principal Amount of the Securities to be purchased plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Liquidated Damages, if any) payable on such Interest Payment Date to the holder of record at the close of business on such Regular Record Date.

A “Fundamental Change” shall be deemed to have occurred at such time as any of the following shall occur:

(i) the filing of a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any Person, including such Person’s Affiliates, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock or other Capital Stock into which the Common Stock is reclassified or changed; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

(ii) any other transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration which is not all or substantially all common stock that:

(1) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

(2) is approved, or immediately after the transaction or event will be approved, for quotation on NASDAQ or any similar United States system of automated dissemination of quotations of securities prices.

Notwithstanding the foregoing, a Fundamental Change shall not be deemed to have occurred if the last Closing Sale Price of the Common Stock for any 5 Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price in effect on the Trading Day immediately preceding the Fundamental Change or the public announcement thereof.

(b) Within 15 Business Days after the occurrence of a Fundamental Change, the Issuer shall mail a written notice of the Fundamental Change to the Trustee and any Paying Agent and to each Holder.

The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 13.01 must be given;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price that will be accrued and payable with respect to the Securities as of the Fundamental Change Purchase Date;

(v) briefly, the conversion rights of the Securities;

(vi) the name and address of each Paying Agent and Conversion Agent;

(vii) the Base Conversion Rate, the Maximum Conversion Rate and the current Conversion Rate (using the Applicable Stock Price as determined as of the Business Day prior to the date on which the notice pursuant to this Section 13.01(b) is mailed by the Issuer to the Trustee or Paying Agent and assuming a Conversion Date eight Trading Days prior to such date), and any adjustments thereto;

(viii) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 11 only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) the procedures that the Holder must follow to exercise rights under this Section 13.01;

(x) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

(xi) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

If any of the Securities is in the form of a Global Security, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 13.01 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Securities and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day preceding the Fundamental Change Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price.

The Issuer shall purchase from the Holder thereof, pursuant to this Section 13.01, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 13.01 through Section 13.05 also apply to the purchase of such portion of such Security.

Any purchase by the Issuer contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date or, if later, promptly following the time of delivery of the Security to the Paying Agent in accordance with this Section 13.01 as set forth in Section 13.02.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is an Principal Amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

A Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

Section 13.02. Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 13.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder on the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 13.01(c) have been satisfied) or, if later, promptly following the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 13.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the applicable Fundamental Change Purchase Date specifying:

(i) if certificated Securities have been issued, the certificate numbers for Securities in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

(ii) the Principal Amount, in integral multiples of $1,000, of the Securities with respect to which such notice of withdrawal is being submitted; and

(iii) the Principal Amount, if any, of such Securities that remain subject to the original Fundamental Change Purchase Notice and have been or will be delivered for purchase by the Issuer.

There shall be no purchase of any Securities pursuant to this Article 13 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental

Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 13.03. Deposit of Fundamental Change Purchase Price. On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 13.03 is made by the Issuer shall be at the option of the Issuer, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of such deposit.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered (and not withdrawn in accordance with this Indenture) on the Fundamental Change Purchase Date then, immediately following the Fundamental Change Purchase Date, such Security will cease to be outstanding, interest (including Liquidated Damages, if any) will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price). The Issuer shall publicly announce the Principal Amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 13.04. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Issuer shall execute and the Trustee, or any Authenticating Agent, shall authenticate and deliver to the Holder of such Security, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new Security or Securities, of such authorized denomination or denominations in integral multiples of $1,000 Principal Amount as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

Section 13.05. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 13.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or

portions thereof which the Issuer is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE 14

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

Section 14.01. Exemption From Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Issuer or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholders, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 15.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Issuer:

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY 10154

Attention: Sandra Leung, Esq.

Facsimile: 212-605-9622

Telephone: 212-546-4260

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 8th Avenue

New York, NY 10019

Attention: Susan Webster, Esq.

Facsimile: 212-474-3700

Telephone: 212-474-1660

if to the Trustee:

JPMorgan Chase Bank

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Larry O’Brien

Facsimile: 212-623-6167

Telephone: 212-623-6796

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to him at his address as set forth on the Security register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA § 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c).

Section 15.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 15.05. Statements Required in Certificate. Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06. Rules by Trustee, Paying Agent, Conversion Agent Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent, Conversion Agent or Registrar may make reasonable rules for its functions.

Section 15.07. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

Section 15.08. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

Section 15.09. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 15.10. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.11. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 15.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.13. Legal Holidays. If any Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. If the Stated Maturity Date, Redemption Date, Fundamental Change Purchase Date or Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity Date, Redemption Date, Fundamental Change Purchase Date or Purchase Date to such next succeeding Business Day.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:
Name: Title:

JPMORGAN CHASE BANK

By:
Name: Title:

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE SHARES OF THE ISSUER’S COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE

OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE ISSUER AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.

BRISTOL-MYERS SQUIBB COMPANY

Floating Rate Convertible Senior Debentures due 2023

No. R-1	Principal Amount: $1,000,000,000 (or such lesser amount as shown on Schedule I hereto)

Issue Date: October 1, 2003	CUSIP: •

BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount (as defined in the Indenture referred to on the reverse side of this Security) on September 15, 2023.

This Security shall bear interest as specified on the reverse side of this Security and in the Indenture. This Security is convertible and is subject to redemption at the option of the Issuer or purchase at the option of the Holder hereof, all as specified on the reverse side of this Security and in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

BRISTOL-MYERS SQUIBB COMPANY

By:
Name: Title:

By:
Name: Title:

This is one of the Floating Rate Convertible Senior Debentures due 2023 described in the within-mentioned Indenture.

Dated:

JPMORGAN CHASE BANK, as Trustee

By:
Name: Title:

[FORM OF REVERSE SIDE OF SECURITY]

Floating Rate Convertible Senior Debentures due 2023

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”) limited in aggregate Principal Amount to $1,000,000,000 ($1,200,000,000 aggregate Principal Amount if the Initial Purchasers exercise in full their option to purchase additional Securities), issued under an Indenture, dated as of October 1, 2003 (the “Indenture”), among the Issuer and JPMorgan Chase Bank, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Security are used as defined in the Indenture.

1. Interest.

This Security will bear interest from October 1, 2003 or from the most recent date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), subject to Section 15.13 of the Indenture, commencing December 15, 2003, at the rate per annum equal to 3-month LIBOR reset quarterly on each Interest Reset Date, minus 0.50%, except that interest for the interest period from October 1, 2003 to but excluding December 15, 2003 will be 0.64%. Regardless of the level of 3-month LIBOR, however, the annual rate of interest on the Securities will never be less than zero. Interest on this Security shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Period. Interest payable on this Security on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date. Any interest that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

2. Ranking

The Securities will be senior unsecured obligations of the Issuer and will rank pari passu with all existing and future unsubordinated indebtedness of the Issuer.

3. Interest on Overdue Amounts.

If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 4.02 of the Indenture, upon the dates set for payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price or upon the Stated Maturity Date of this Security) or if interest due hereon (including Liquidated Damages, if any) (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Security, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

4. Method of Payment.

Subject to the terms and conditions of the Indenture, the Issuer will make payments in respect of Redemption Price, Purchase Price and Fundamental Change Purchase Price and at Stated Maturity Date to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities; provided that, if any Redemption Date, Purchase Date or Fundamental Change Purchase Date is any day during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on such Interest Payment Date, accrued and unpaid interest (including Liquidated Damages, if any) shall be paid to the Holder of record as of the applicable Regular Record Date. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may make such cash payments by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Principal Amount of Securities that have requested such method of payment and provided wire transfer instructions to the Issuer or the Paying Agent. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity Date or earlier Redemption Date, Purchase Date or Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. If the Stated Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date of this Security would fall on a day that is not a

Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

5. Paying Agent, Conversion Agent, Calculation Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent, Calculation Agent and Registrar. The Issuer may appoint and change any Paying Agent, Calculation Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Issuer or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

6. Indenture.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

7. Redemption at the Option of the Issuer.

No sinking fund is provided for the Securities. Prior to September 21, 2008, the Securities shall not be redeemable at the option of the Issuer. Beginning on September 21, 2008 and until the Stated Maturity Date, the Securities are redeemable for cash as a whole, or from time to time in part, at the option of the Issuer at a Redemption Price equal to 100% of the Principal Amount of the Securities, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Redemption Date, as provided in Article 12 of the Indenture, unless such Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Liquidated Damages, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

If the Issuer redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion shall be deemed, to the extent practicable, to be from the portion selected for redemption.

8. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000.

9. Purchase By the Issuer at the Option of the Holder.

Each Holder has the right to require the Issuer to purchase the Securities held by such Holder on September 15, 2008, 2013 and 2018, or if any such day is not a Business Day, the next succeeding Business Day (each, a “Purchase Date”). If required by any Holder, the Issuer shall purchase Securities for cash at a Purchase Price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 21 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall purchase all or a portion of the Securities held by such Holder as of the date that is not less than 20 nor more than 35 Business Days after the occurrence of a Fundamental Change occurring prior to Stated Maturity Date for a Fundamental Change Purchase Price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Liquidated Damages, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

As provided in the Indenture, if cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day prior to or on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, all interest (including Liquidated Damages, if any) ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

10. Conversion.

Subject to the terms of the Indenture, the Holder of a Security may convert the Security into shares of Common Stock at the Conversion Rate. A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Indenture.

The Issuer shall deliver to the Holder through the Paying Agent, no later than the third Business Day following the date on which the Applicable Stock Price is determined, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, except for conversions during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest (including Liquidated Damages, if any) on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Issuer or its order, in New York Clearing House funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Issuer has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) if the Issuer has specified a Fundamental Change Purchase Date during such period or (3) to the extent of overdue interest or overdue Liquidated Damages, if any overdue interest or overdue Liquidated Damages exists on the Conversion Date with respect to the Securities converted.

No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Applicable Stock Price.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such notice to the Paying Agent, (b) surrender the Security to the Paying Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Paying Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date.

The Conversion Rate will be adjusted as set forth in Article 11 of the Indenture

11. Conversion Arrangement on Call for Redemption.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Issuer to purchase such Securities from the Holders, to convert them into Common Stock of the Issuer and to make payment for such Securities to the Trustee in trust for such Holders.

12. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall, upon the written request of the Issuer, return to the Issuer any cash that remains unclaimed for two years after the date upon which the principal of or interest on such Security shall have become due and payable, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the principal or redemption or Purchase Price of or interest on such Security, provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.01, Section 10.05, Section 12.03 or Section 13.03 exceeds the aggregate principal and interest or Redemption Price or Purchase Price due on the Securities or portions thereof which the Issuer is obligated to pay as of the applicable date, then promptly after the Business Day following the such date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

15. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. The Issuer and the Trustee may amend the Indenture under certain circumstances without the consent of the Holders, as described in the Indenture.

16. Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from

Holders notice of any continuing Default (except a Default in payment of amounts specified in Section 4.01(a) or (b) of the Indenture) if it determines that withholding notice is in their interests.

17. Trustee Dealings with the Issuer.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

20. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS DEBENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY 10154

Attention: Sandra Leung, Esq.

Telecopy No.: 212-605-9622

Schedule I

[Include Schedule I only for a Global Security]

BRISTOL-MYERS SQUIBB COMPANY

Floating Rate Convertible Senior Debentures Due 2023

No. R-1

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Depositary Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below:

For value received                                      hereby sell(s), assign(s) and transfer(s) unto                                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                      attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Security prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

☐	To Bristol-Myers Squibb Company or a subsidiary; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer; or

☐	Pursuant to and in compliance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee or Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

CONVERSION NOTICE

To convert this Security into Common Stock, check the box:

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

EXHIBIT B

PURCHASE NOTICE

TO:	BRISTOL-MYERS SQUIBB COMPANY
[TRUSTEE]

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Bristol-Myers Squibb Company (the “Issuer”) regarding the right of holders to elect to require the Issuer to purchase the Securities and requests and instructs the Issuer to purchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Principal Amount or proportional portion thereof, together with accrued interest (including Liquidated Damages, if any) to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Issuer as of the applicable Purchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to Article 12, Purchase at Option of Holders at September 15, 2008, 2013 and 2018.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal Amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number:

B-1

EXHIBIT C

OPTION OF HOLDER TO ELECT PURCHASE UPON

FUNDAMENTAL CHANGE

TO:	BRISTOL-MYERS SQUIBB COMPANY
[TRUSTEE]

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Bristol-Myers Squibb Company (the “Issuer”) regarding the right of holders to elect to require the Issuer to purchase the Securities upon a Fundamental Change and requests and instructs the Issuer pursuant to Section 13.01 to purchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Principal Amount or proportional portion thereof, together with accrued interest (including Liquidated Damages, if any) to, but excluding, the Fundamental Change Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Issuer as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal Amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number:

C-1